CERTIFICATION

I, Eskil Anderson, President and Chief Financial Officer of Little Squaw Gold Mining Company, certify that:

1.

This quarterly report on Form 10-QSB/A of Little Squaw Gold Mining Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Little Squaw Gold Mining Company.

        /s/ Eskil Anderson

DATE:  December 11, 2002

       Eskil Anderson, President and

Chief Financial Officer